EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1.  I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Morgan Stanley Bank of America Merrill Lynch Trust 2015-C25 (the “Exchange Act periodic reports”);

2.  Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.  Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5.  All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer prior to March 9, 2022, LNR Partners, LLC, as Special Servicer on and after March 9, 2022, U.S. Bank National Association, as Trustee, U.S. Bank National Association, as Certificate Administrator, U.S. Bank National Association, as Custodian, Pentalpha Surveillance LLC, as Trust Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the Coastal Equities Retail Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Coastal Equities Retail Portfolio Mortgage Loan prior to September 28, 2022, LNR Partners, LLC as Special Servicer for the Coastal Equities Retail Portfolio Mortgage Loan on and after September 28, 2022, Wilmington Trust, National Association, as Trustee for the Coastal Equities Retail Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Coastal Equities Retail Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Trust Advisor for the Coastal Equities Retail Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Coastal Equities Retail Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Coastal Equities Retail Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Roosevelt New Orleans Waldorf Astoria Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Roosevelt New Orleans Waldorf Astoria Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Roosevelt New Orleans Waldorf Astoria Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Roosevelt New Orleans Waldorf Astoria Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the Roosevelt New Orleans Waldorf Astoria Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Roosevelt New Orleans Waldorf Astoria Mortgage Loan.

Dated: March 21, 2023

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)